Owlet Announces First Quarter 2023 Financial Results
See the “Disclosure Regarding Non-GAAP Financial Measures” disclosure and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.
LEHI, Utah – May 11, 2023 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT) today reported financial results for the first quarter ended March 31, 2023. Owlet’s Chief Executive Officer and President, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, May 11, 2023, at 4:30 p.m. ET.
Recent Q1 2023 Highlights
•Generated revenues of $10.7 million, as compared with $12 million in Q4 2022.

•Operational expenses of $15.1 million declined 37% from $24.1 million in Q4 2022 as management positions Owlet for adjusted EBITDA margin break even in late 2023.

•Gross margin was 39.3% for the quarter, increasing significantly sequentially from 27.5% in Q4 2022.

•FDA reviews of the 510(k) submission for the BabySatTM remote pediatric monitoring device, and the de novo submission for the software-as-a-medical-device Health Notifications for use with the Dream Sock, are both on track.

•In February the Company raised $30 million in new capital from existing and new investors to support the balance sheet.

•The Company continues to take steps to regain compliance with NYSE listing requirements in a timely manner.
“Our conviction in Owlet’s future remains steadfast as we continue to rebuild our business and position it for profitability later this year. During the quarter, we reduced operating expenses, increased gross margins, and continued to make timely progress on the ongoing regulatory review for both our medical device and de novo product applications,” said Kurt Workman, Owlet Chief Executive Officer.

“Our Q1 inventory sell-in was sequentially muted as we continue to partner with retailers to support sell-through inventories of Dream Sock; however, it is important to note that consumer support for the Dream Sock remains strong, as parents everywhere appreciate the peace of mind Owlet offers. In fact, parents continue to rate the Dream Sock as one of the best and most trusted wellness devices in the category. Looking ahead, we do see signs of improving sell-in to retailers resuming a growth trajectory, as healthy consumer purchasing activity depletes retailer inventory on hand. Our focused strategy is beginning to generate the results we want to drive for the health of our business, establish our trajectory for profitability later this year and achieve regulatory clearances of our products.”

Financial Results for the First Quarter Ended March 31, 2023
Revenues for the first quarter of 2023 were approximately $10.7 million. This compares sequentially to revenues of $12 million the fourth quarter of 2022 and $21.5 million in the first quarter of 2022. The first quarter 2023 revenues were sequentially muted by the Company continuing to manage to healthy inventory levels with retail partners prioritizing sell-through activation activities. The first quarter of 2022 included the initial launch of Dream Sock and represented significant sell-in sales across all channel partners.
Cost of revenues for the first quarter of 2023 was approximately $6.6 million with a gross margin of 39.3%. The first quarter 2023 gross margins were improved sequentially by lower purchase price variance costs and inventory obsolescence adjustments related to prior periods and promotional discounts.
Operating expenses were approximately $15.1 million in the first quarter of 2023, compared to $30.5 million for the same period in 2022 and $24.1 million in the fourth quarter of 2022. The decrease in year-over-year and sequential operating expenses was primarily attributed to reduced marketing spend and employee costs. The Company remains focused on reducing cost across the business, completing regulatory submissions and achieving adjusted EBITDA margin profitability in 2023.
Operating loss and net loss were approximately $11 million and $11.9 million, respectively, for the first quarter of 2023, compared to $21.7 million and $28.8 million, respectively, for the first quarter of 2022.
Adjusted EBITDA loss was approximately $5.8 million in first quarter 2023, compared to $18 million for the first quarter of 2022.
Net loss per share was ($0.11) for the first quarter of 2023, compared to ($0.26) for the first quarter of 2022. Adjusted net loss per share was ($0.08) for first quarter 2023, compared to adjusted net loss per share of ($0.17) for the same period of 2022.
Financial Outlook
The Company will speak to its financial outlook as part of the business update provided during Owlet’s conference call on May 11, 2023 at 4:30 p.m. ET. Conference call details are provided below and on the Company’s Investor Relations website at www.investors.owletcare.com.
Cautionary Note Regarding Forward-Looking Statements and Projections
This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “estimate,” “may,” “believes,” “plans,” “expects,”

“anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.
Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to: (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the U.S. Food and Drug Administration and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, Owlet operates in an evolving environment. In addition to the factors described above, new risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet.
Except as required by federal securities laws, the Company assumes no obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, and depreciation and amortization.

Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, transaction costs and loss on extinguishment of debt. Adjusted net loss is defined as net loss adjusted for interest expense from contingent beneficial conversion feature, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, transaction costs and loss on extinguishment of debt. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, May 11, 2023, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and reference Access Code 7581944. To listen to the conference call via live audio webcast, please visit the “Events” section of Owlet’s Investor Relations website at investors.owletcare.com.
A replay of the conference call will be available by telephone by dialing (866) 813-9403 (domestic) or +44 (204) 525-0658 (international) and using Access Code 561590. The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.
About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$24.8	$11.2
Accounts receivable	15.4	16.0
Inventory	14.7	18.5
Prepaid expenses and other current assets	5.0	5.6
Total current assets	59.9	51.3
Property and equipment, net	0.8	1.1
Right of use assets, net	1.9	2.3
Intangible assets, net	2.3	2.3
Other assets	1.0	1.2
Total assets	$65.9	$58.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30.8	$30.4
Accrued and other expenses	14.0	20.0
Current portion of deferred revenues	1.0	1.1
Line of credit	0.0	4.7
Current portion of long-term debt	4.8	10.4
Total current liabilities	50.7	66.6
Long-term debt, net	3.5	—
Noncurrent lease liabilities	0.7	1.2
Common stock warrant liability	24.9	0.7
Other long-term liabilities	2.0	0.3
Total liabilities	81.9	68.7
Total mezzanine equity	4.5	—
Total stockholders’ equity	(20.5)	(10.6)
Total liabilities and stockholders’ equity	$65.9	$58.1

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	(9.4)	(27.4)
Net cash used in investing activities	—	(0.7)
Net cash provided by financing activities	22.9	1.8
Net change in cash and cash equivalents	13.5	(26.3)

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Revenues	$10.7	$21.5
Cost of revenues	6.6	12.8
Gross profit	4.2	8.8
Operating expenses:
General and administrative	8.9	10.3
Sales and marketing	3.4	11.6
Research and development	2.9	8.5
Total operating expenses	15.1	30.5
Operating loss	(11.0)	(21.7)
Other income (expense):
Interest expense, net	(2.8)	(0.2)
Common stock warrant liability adjustment	1.9	(6.9)
Other income (expense), net	—	—
Total other income (expense), net	(0.9)	(7.1)
Loss before income tax provision	(11.9)	(28.8)
Income tax provision	—	—
Net loss and comprehensive loss	$(11.9)	$(28.8)
Deemed dividend attributable to accretion on Series A convertible preferred stock	$(0.7)	$—
Net loss attributable to common stockholders	$(12.5)	$(28.8)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.26)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	113,545,429	110,384,313

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(11.9)	$(28.8)
Income tax provision	—	—
Interest expense, net	2.8	0.2
Depreciation and amortization	0.3	0.3
EBITDA	$(8.8)	$(28.2)
Common stock warrant liability adjustment	(1.9)	6.9
Stock-based compensation	2.8	3.3
Transaction costs	2.1	—
Adjusted EBITDA	$(5.8)	$(18.0)

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(11.9)	$(28.8)
Non-GAAP adjustments:
Common stock warrant liability adjustment	(1.9)	6.9
Stock-based compensation	2.8	3.3
Transaction costs	2.1	—
Adjusted net loss	$(8.9)	$(18.6)
Net loss per share attributable to common stockholders	$(0.11)	$(0.26)
Adjusted net loss per share attributable to common stockholders	$(0.08)	$(0.17)
Weighted average number of shares outstanding	113,545,429	110,384,313

1 Amounts may not sum due to rounding

Investors and Media
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
Email: mike.cavanaugh@westwicke.com